UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2025, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) entered into a securities purchase agreement with an accredited investor, for the sale by the Company to the investor, in a private placement, of 21,924 shares of common stock and 1,158,953 pre-funded warrants to purchase shares of common stock, at a purchase price of $3.60 per share or $3.599 per pre-funded warrant. The private placement closed on June 24, 2025.

The pre-funded warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants may not be exercised to the extent such exercise would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock.

In connection with the purchase agreement, the Company entered into a registration rights agreement with the investor. Pursuant to the registration rights agreement, the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock, and the shares issuable upon exercise of the pre-funded warrants issued under the purchase agreement, within 10 days of the closing date, and to have such registration statement declared effective within 90 days of the closing date (or 120 days if the registration statement is reviewed by the SEC). The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement, or to have such registration statement declared effective by such dates.

Pursuant to the purchase agreement, the Company and its directors and executive officers agreed, subject to certain exceptions, not to issue or sell shares of common stock, or securities convertible into or exercisable for shares of common stock, for a period commencing on the closing date until the later of (a) sixty days from the closing date or (b) the earlier of (i) 30 days after the effective date of the resale registration statement to be filed under the registration rights agreement or (ii) 120 days from the closing date.

WestPark Capital, Inc. (“WestPark”) acted as the placement agent in connection with the private placement pursuant to an engagement agreement between the Company and WestPark, as amended (as amended, the “Engagement Agreement”). Pursuant to the Engagement Agreement, the Company paid WestPark a fee of 4% of the gross proceeds received by the Company in the private placement. The Company also reimbursed certain expenses of WestPark.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the purchase agreement, pre-funded warrants, and registration rights agreement are subject to, and qualified in their entirety by, the full text of such documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On June 20, 2025, the Company issued a press release regarding the pricing of the private placement. A copy of the press release is filed as an exhibit to this report. On June 24, 2025, the Company issued a press release regrading the closing of the private placement. A copy of the press release is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Securities Purchase Agreement, dated June 20, 2025
10.2	Registration Rights Agreement, dated June 20, 2025
10.3	Form of Pre-Funded Warrant
99.1	Press Release, dated June 20, 2025
99.2	Press Release, dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: June 25, 2025
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer